Exhibit 99.6

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Extreme Networks, Inc.

We consent to the incorporation by reference in the registration statements (No. 333‑192507, 333-165268, 333-112831, 333-105767, 333-76798, 333-65636, 333-58634, 333-55644, 333-131705, 333-201456, 333-83729, 333‑215648 and 333-221876) on Form S-8 of Extreme Networks, Inc. of our report dated January 12, 2018, with respect to the Statement of Assets Acquired and Liabilities Assumed of the Acquired Switching, Routing and Analytics Business as of October 27, 2017, which report appears in the Form 8-K/A of Extreme Networks dated January 12, 2018.

Our report dated January 12, 2018 contains an emphasis of matter describing that the basis of presentation of the statements of assets acquired and liabilities assumed was for the purposes of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the financial position of the acquired switching, routing and analytics business.

/s/ KPMG LLP

Raleigh, North Carolina

January 12, 2018